Exhibit 5.1

MAPLES

Our ref	GAB/610333.004
Direct tel	+1 284 852 3047
Email	greg.boyd@maplesandcalder.com

To:	Origin Agritech Limited

PO Box 173
Road Town
Tortola VG1110
British Virgin Islands

No. 21 Sheng Ming Yuan Road
Changping District, Beijing
China 102206

28 May 2010

Dear Sirs:

Origin Agritech Limited (the "Company")

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have been asked to provide this legal opinion in connection with a Registration Statement on Form F-3, as amended, (the “Registration Statement”) under the Securities Act of 1933, as amended (the “US Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an aggregate offering price of up to $150,000,000 of securities (the “Securities”) which may include any or all of the following: (i) ordinary shares of no par value of the Company (the “Ordinary Shares”); (ii) preferred shares of no par value of the Company (the “Preferred Shares”), (iii) warrants to purchase ordinary shares (the “Warrants”); and (iv) units comprised of Ordinary Shares, Warrants and/or Preferred Shares (the “Units”). Collectively, the Ordinary Shares, Warrants, Preferred Shares and Units are referred to as the “Securities".

1	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The written resolutions of the directors of the Company dated 9 April 2010 (the "Resolutions").

1.2
A registered agent’s certificate of incumbency dated 20 April 2010, issued by Maples Corporate Services (BVI) Limited, the Company’s registered agent, (a copy of which is attached as Annexure A) (the "Registered Agent’s Certificate").

1.3
The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 28 May 2010 including:

(a)	the Company’s Certificate of Incorporation; and

(b)	the Company’s amended and restated Memorandum and Articles of Association (the "M&A").

1.4	A certificate from a Director of the Company dated 9 April 2010 (a copy of which is annexed hereto as Annexure B) (the "Director's Certificate").

1.5	The Registration Statement.

2	ASSUMPTIONS

In giving this opinion we have assumed (without further verification) the completeness and accuracy of the Registered Agent’s Certificate and the Director's Certificate.  We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

2.4	There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

2.5
That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.6	The Resolutions remain in full force and effect.

2.7
The issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the M&A (or, as the case may be and as a condition for the issuance of any Preferred Shares, the Amended Memorandum and Articles of Association (as defined at 2.9 below)) and applicable British Virgin Islands law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject.

2.8
Any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and/or the person or persons identified in the Warrant Agreement as the holder or holders of such Warrants (each a “Warrant Holder”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject.

2.9
Any Preferred Shares (including any Preferred Shares included within a Unit) shall be issued pursuant to the terms of an amendment to the Memorandum and Articles of Association setting out the designations, relative rights, preferences, qualifications and limitations of the shares of each such class of Preferred Shares, duly adopted by all Corporate Action and registered at the Registry of Corporate Affairs (the "Amended Memorandum and Articles of Association"), and will not conflict with or constitute a breach of the terms of the Amended Memorandum and Articles of Association or any other agreement or instrument to which the Company is subject.

2.10
Any Units will be issued under one or more unit agreements (each, an “Unit Agreement” and together with Warrant Agreements, collectively, the “Agreements”) between the Company and the financial institution identified in the Unit Agreement as a unit agent (each, an “Unit Agent”) and/or the person or persons identified in the Unit Agreement as the holder or holders of such Units (each an “Unit Holder”) and the execution, delivery and performance of the applicable Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject.

2.11
The power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the British Virgin Islands) to enter into, execute, deliver and perform their respective obligations under the Agreements.

2.12
The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement.

2.13
A Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement.

2.14	All Securities will be issued and sold in compliance with applicable United States federal and state securities laws.

2.15
A definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company (by Corporate Action, in the case of the Company) and the other parties thereto.

2.16
The Agreements will be, legal, valid, binding and enforceable against all relevant parties in accordance with their respective terms under their governing law (the "Governing Law") and all other relevant laws (other than the laws of the British Virgin Islands).

2.17
The choice of the Governing Law as the governing law of the Agreements will be made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of any relevant jurisdiction (other than the British Virgin Islands) as a matter of the Governing Law and all other relevant laws (other than the laws of the British Virgin Islands).

2.18
The final execution version of each Agreement that is governed by the laws of British Virgin Islands and that has been, or is to be, executed as a deed existed, or will exist, at the moment of execution as a single physical document (whether in counterpart or not) including the entire body of each such document, the signature pages and any annexes and/or schedules thereto.

2.19
There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the United States.

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1
The Company is a company limited by shares duly incorporated under the BVI Business Companies Act, 2004 (the "Act"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

3.2
Upon due authorization by Corporate Action of the issuance and sale of Ordinary Shares and upon issuance and due registration in the Company's register of members of such Ordinary Shares against payment for such Ordinary Shares in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Ordinary Shares), such Ordinary Shares will be validly issued, fully paid and non-assessable (meaning no further sums are payable to the Company with respect to the holding of such shares).

3.3
Upon due authorization by Corporate Action of the issuance and sale of Preferred Shares, and upon issuance and due registration in the Company's register of members of such Preferred Shares against payment for such Preferred Shares in accordance with the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Preferred Shares), such Preferred Shares will be validly issued, fully paid and non-assessable (meaning no further sums are payable to the Company with respect to the holding of such shares).

3.4
When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company, the Warrant Agent named in such Warrant Agreement and such Warrants and/or the Warrant Holder named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and/or Warrant Holder and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

3.5
When a Unit Agreement providing for the specific terms of a particular issuance of Units has been duly authorized by Corporate Action and has been duly executed and delivered by the Company, the Unit Agent named in such Unit Agreement and such Units and/or the Unit Holder named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly countersigned or authenticated, as required, by such Unit Agent and/or Unit Holder and duly executed and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will be valid, binding and enforceable obligations of the Company.

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1
The term "enforceable" as used above means that the obligations assumed by the Company under the Agreements will be of a type which the courts of the British Virgin Islands will enforce.  It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(a)
enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)
enforcement may be limited by general principles of equity.  For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)
where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)
the courts of the British Virgin Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment;

(f)	obligations to make payments that may be regarded as penalties will not be enforceable;

(g)
the courts of the British Virgin Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Agreements in matters where they determine that such proceedings may be tried in a more appropriate forum; and

(h)
a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power. There exists doubt as to enforceability of any provision whereby the Company covenants not to exercise powers specifically given to its shareholders by the Act.

4.2	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.3	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

4.4	We make no comment with regard to the references to foreign statutes in the Registration Statement.

4.5
This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands.  We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

5	CONSENTS

In connection with the above opinion, we hereby consent:

5.1	to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption "Legal Matters"; and

5.2	to the filing of this opinion as an exhibit to the Registration Statement.

In providing this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/S/ Maples and Calder

Maples and Calder